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                                                                     Exhibit 5.1


                                  March 5, 1999




National Quality Care, Inc.
1835 South La Cienega Boulevard
Suite 235
Los Angeles, California 90035


                  RE:      REGISTRATION STATEMENT ON FORM S-8
                             NATIONAL QUALITY CARE, INC.
                           ----------------------------------

Gentlemen:

                  We are acting as counsel for National Quality Care, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of up to 1,000,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock) reserved for issuance pursuant to the Company's 1998 Stock Option Plan (the "Plan") and with respect to any options ("Options") to purchase shares of Common Stock which may be granted in connection with the Plan. A Registration Statement on Form S-8 covering the Shares (the "Registration Statement") is being filed under the Act with the Securities and Exchange Commission.

                  In rendering the opinions expressed herein, we have reviewed such matters of law as we have deemed necessary and have examined copies of such agreements, instruments, documents and records as we have deemed relevant.

                  In rendering the opinions expressed herein, we have assumed the genuineness and authenticity of all documents examined by us and of all signatures thereon, the legal capacity of all natural persons executing such documents, the conformity to original documents of all documents submitted to us as certified or conformed copies or photocopies and the completeness and accuracy of the certificates of public officials examined by us. We have made no independent factual investigation with regard to any such matters.


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National Quality Care, Inc.
March 5, 1999
Page 2


                  Based upon the foregoing and subject to the qualifications stated herein, it is our opinion that the Shares, issued or to be issued upon the exercise of any Options duly granted pursuant to the Plan, when issued, paid for and delivered upon the exercise of such Options, in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

                  The opinions expressed herein are limited to matters involving the federal laws of the United States and to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement. Counsel currently owns options to purchase up to 128,422 shares of Common Stock which are not the subject of the Registration Statement.

                  The opinions expressed herein are rendered solely for your benefit in connection with the transaction described herein. Except as otherwise provided herein, this opinion may not be used or relied upon by any person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

                                              Respectfully submitted,


                                              /s/ Matthias & Berg LLP

                                              MATTHIAS & BERG LLP